Sub-Item 77Q1(a): Copies of Material Amendments to the Registrant's Declaration of Trust or By-laws

Amendment No. 95 dated February 16, 2017 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(96) to Post-Effective Amendment No. 595 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on February 28, 2017 (Accession
No. 0001193125-17-062091).

Amendment No. 96 dated April 19, 2017 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(97) to Post-Effective Amendment No. 610 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on April 26, 2017 (Accession No. 0001193125-17-139902).

Amendment No. 97 dated June 15, 2017 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(98) to Post-Effective Amendment No. 618 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on June 16, 2017 (Accession No. 0001193125-17-206138).

Amended and Restated By-laws of Goldman Sachs Trust dated April 19,
2017 is incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 610 to the Registrant's Registration Statement on Form
N-1A filed with the Securities and Exchange Commission on April 26,
2017 (Accession No. 0001193125-17-139902).